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                                                                   EXHIBIT 10.01


                           CASH MANAGEMENT AGREEMENT


         CASH MANAGEMENT AGREEMENT, dated as of February 17, 1994, between MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation ("Materials"), and MARTIN MARIETTA TECHNOLOGIES, INC., a Maryland corporation ("MMTI").

                 1. Definitions. The following terms, as used herein, shall have the following respective meanings:

                          "Advance" means any amount advanced by MMTI to
Materials pursuant to Section 5(a) hereof.

                          "Bankruptcy Event" means, with respect to either
party hereto, such party or any material Subsidiary thereof (i) shall commence a voluntary case or other proceeding or an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or, in the case of an involuntary case or other proceeding commenced against it, it shall consent to any such relief or to the appointment of or taking possession by any such official, or it shall make a general assignment for the benefit of creditors, or it shall fail generally to pay its debts as they become due, or it shall take any corporate action to authorize any of the foregoing, or an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect; provided, however, that, any such involuntary case or proceeding shall not be a Bankruptcy Event unless it shall remain undismissed and unstayed for a period of 60 days.

                          "Concentration Account" means the account established
and maintained by Materials in accordance with Section 3(a) hereof at Morgan Guaranty Trust Company of New York or at such other bank that MMTI in its sole discretion may from time to time designate, which account shall be, initially, Account No. 001-60-571 of Materials at Morgan Guaranty Trust Company of New York.

                          "Federal Funds Rate" means, for any day, the interest
rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published in the Federal Reserve System statistical release H-15.

                          "Investment" means any amount held by MMTI for the
benefit of Materials pursuant to Section 4(a) hereof.



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                          "Revolving Credit Agreement" means the Revolving
Credit Agreement of even date herewith between the parties hereto as the same may be amended from time to time.

                          "Subsidiary" means, as to any Person, any
corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof, and, as to Materials, "Subsidiary" shall also mean American Stone Company.

                 2. Agreement of MMTI. In consideration for the compensation described in Section 8 below, MMTI agrees that it will, in accordance with Sections 4 and 5 below, cause cash to be transferred to or from the Concentration Account in amounts sufficient to cause the Concentration Account balance to be zero at the end of each banking day.

                 3. Agreements of Materials. In order for MMTI to fulfill its obligations described in Section 2, Materials agrees that it will:

                      (a)         establish and maintain the Concentration
         Account;

                      (b) collect all cash receipts of any nature payable to Materials or its Subsidiaries through lockbox services or other collection services provided by banks approved by MMTI and cause all such cash receipts and all other amounts collected by Materials to be transferred each banking day to the Concentration Account by means of a banking settlement system approved by MMTI;

                      (c) notify MMTI of the settlement date, amount (if known), payee bank, address, routing and transit number, payee account number and payee name for all payments made by electronic funds transfer, at least one day prior to such payment and confirm and authorize such payment by telecopy no later than 1:00 p.m. (Eastern
         Time) on the date of such transfer;

                      (d) provide MMTI with a monthly projection of cash flow and any additional related reports reasonably requested by MMTI; and

                      (e) promptly notify MMTI of the occurrence of any default or of any event that with notice or passage of time would constitute a default by Materials under any financial or credit agreement or arrangement.

         Nothing in this Agreement is intended to limit the purposes for which Materials may make payments or restrict its ability to make investments.





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                 4.       Investments.  (a) If on any banking day Materials'
net cash balance in the Concentration Account is greater than zero, MMTI will cause the cash balance to be transferred from the Concentration Account to an account of MMTI. That amount will, first, be deemed a repayment of principal of Base Rate Loans outstanding under the Revolving Credit Agreement, and, second, to the extent not applied to repay Base Rate Loans, be deemed a repayment of outstanding Advances and, third, to the extent not applied to repay loans or Advances, be deemed an Investment held by MMTI for the benefit of Materials.

                          (b)     MMTI will pay Materials interest on the
aggregate principal amount of Investments at a rate per annum equal to the Federal Funds Rate.

                 5. Advances. (a) If on any banking day Materials' net cash balance in the Concentration Account is negative, MMTI will, subject to
Section 5(c) hereof, advance by a deposit of funds into the Concentration Account the amount necessary to cause the balance in the Concentration Account to be zero. The amount so advanced will, first, be deemed a repayment of any Investments outstanding on the date thereof and, second, to the extent not applied to repay Investments, be deemed an Advance by MMTI to Materials.

                          (b)     Materials will pay MMTI interest on Advances
at a per annum rate equal to the Federal Funds Rate.

                          (c)     The maximum principal amount of Advances to
be made by MMTI hereunder shall be $2.0 million outstanding at any time.

                 6. Interest. All interest to be paid with respect to Investments or Advances will be calculated on the basis of a 365/366 day year and the actual number of days elapsed. Interest will be calculated on each banking day and will be payable monthly in arrears. MMTI will notify Materials, not later than ten days after the end of each month, of the net interest amount payable by or to Materials hereunder with respect to Investments and Advances, which amount will be payable by the applicable party within five banking days of the date of such notice.

                 7. Additional Accounts. Materials may establish petty cash accounts and local depository accounts at local banks to ensure that funds are available to cover minor operating expenses. Such accounts, however, shall be subject to a limit on the maximum balances therein reasonably approved by MMTI and shall be replenished only to the extent vouchers and receipts are available.

                 8. Compensation. MMTI shall be compensated for providing services hereunder in accordance with the Intercompany Services Agreement, dated the date hereof (the "Services Agreement"), between the parties hereto. No additional compensation shall be due hereunder to MMTI.





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                 9.       Limitation of Liability.  Except as may be provided
in Sections 10 and 11 below, MMTI, its affiliates, directors, officers, employees, agents or permitted assigns (each a "MMTI Party") shall not be liable to Materials or any of Materials' affiliates, directors, officers, employees, agents or permitted assigns (each a "Materials Party") for, and each Materials Party shall not be liable to any MMTI Party for, any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages arising in connection with this Agreement.

                 10. MMTI Indemnification. MMTI shall indemnify, defend and save harmless the Materials Parties from and against all liabilities, claims, damages, losses and expenses, including, but not limited to, court costs and reasonable attorneys' fees, of any kind or nature, caused by or arising in connection with the gross negligence or willful misconduct of MMTI hereunder, unless such gross negligence or willful misconduct is caused by the acts or omissions of any Materials Party. Notwithstanding the foregoing, MMTI shall not be liable for any special, indirect, incidental or consequential damages relating to such third party claims.

                 11. Materials Indemnification. Materials shall indemnify, defend and save harmless the MMTI Parties from and against all liabilities, claims, damages, losses and expenses, including, but not limited to, court costs and reasonable attorneys' fees, of any kind or nature, caused by or arising in connection with Materials' failure to fulfill Materials' obligations hereunder; unless such failure is caused by the acts or omissions of any MMTI Party. Notwithstanding the foregoing, Materials shall not be liable for any special, indirect, incidental or consequential damages relating to such claims.

                 12. Term of Agreement. This Agreement is effective February 17, 1994, and shall continue in full force and effect until February 17, 1997, unless sooner terminated by either party. Either party may terminate this Agreement prior to February 17, 1997 (a) at any time after the first anniversary of the date this Agreement is effective by giving not less than 90 days' prior written notice to the other party of its election to terminate (which notice may be given up to 90 days prior to the first anniversary), or
(b) at any time by giving written notice to the other party of its election to terminate if (i) such other party has failed to make any payments hereunder within five days of when due or (ii) a Bankruptcy Event has occurred with respect to such other party.

                 13. Information. Each of MMTI and Materials hereby covenants and agrees to provide the other with all information regarding itself and other assistance necessary for the other to comply with all applicable, federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.





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                 14.      Assignment.  Neither party may assign or transfer any
of its rights or duties under this Agreement to any person or entity without the prior written consent of the other party; provided, however, that MMTI may make any such assignment or transfer to an affiliate of MMTI without the prior written consent of Materials.

                 15. Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand or intercompany mail, or five days after posting if sent by certified mail, return receipt requested to the following addresses:


                          MMTI:
                          ----

                          Martin Marietta Technologies, Inc.
                          6801 Rockledge Drive
                          Bethesda, Maryland  20817
                            Attention:  Treasurer
                            Telephone:  301-897-6453
                            Telecopy:  301-897-6929

                          Materials:
                          ---------

                          Martin Marietta Materials, Inc.
                          2710 Wycliff Road
                          Raleigh, North Carolina  27607
                            Attention:  Treasurer
                            Telephone:  919-781-4550
                            Telecopy:  919-783-4552

or to such other address as either party may have furnished to the other in writing in accordance with this Section 15.

                 16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

                 17. Suspension. The obligations of any party to perform any acts hereunder may be suspended if such performance is prevented by fires, strikes, embargoes, riot, invasion, governmental interference, inability to secure goods or materials, or other circumstances outside the control of the parties.

                 18. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

                 19. Rights Upon Orderly Termination. Upon termination or expiration of this Agreement or any portion of the services described herein, each party shall, upon request, forthwith return





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to the other party all reports, paper, material and other information required to be provided to the other party by this Agreement. In addition, each party will assist the other in the orderly termination of this Agreement or any portion of the services described herein.

                 20. Amendment. This Agreement may only be amended by a written agreement executed by all of the parties hereto.

                 21. Entire Agreement. This Agreement, including any exhibits, together with the Revolving Credit Agreement and the Services Agreement, constitutes the entire agreement between the parties, and supersedes all prior agreements, representations, negotiations, statements or proposals related to the subject matter thereof.

                 22. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.


                                             MARTIN MARIETTA
                                               TECHNOLOGIES, INC.


                                             By: /s/ JANET L. McGREGOR
                                                ----------------------------
                                                Janet L. McGregor
                                                Treasurer


                                             MARTIN MARIETTA MATERIALS, INC.


                                             By: /s/ STEPHEN P. ZELNAK, JR.
                                                -----------------------------
                                                Stephen P. Zelnak, Jr.
                                                President





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                  AMENDMENT NO. 1 TO CASH MANAGEMENT AGREEMENT



         AMENDMENT NO. 1, dated as of July 22, 1996 (this "Amendment"), to the Cash Management Agreement, dated as of February 17, 1994 (the "Agreement"), between Martin Marietta Materials, Inc., a North Carolina corporation ("Materials"), and Lockheed Martin Corporation, as successor to Martin Marietta Technologies, Inc., a Maryland corporation ("Lockheed Martin").

         WHEREAS, Lockheed Martin expects to commence an exchange offer pursuant to which it is offering holders of shares of Lockheed Martin common stock an opportunity to exchange their shares of Lockheed Martin common stock for shares of Materials common stock (the "Exchange Offer");

         WHEREAS, in the event that, upon consummation of the Exchange Offer, Lockheed Martin continues to own shares of Materials common stock, Lockheed Martin intends to distribute those shares of Materials common stock to the remaining Lockheed Martin stockholders such that, upon consummation of the distribution, Lockheed Martin no longer will own any shares of Materials common stock;

         WHEREAS, in light of the Exchange Offer, Materials has requested that certain amendments be made to the Agreement, and Lockheed Martin has agreed to make such amendments.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree, intending to be legally bound, as follows:

1.       The name of the Agreement shall be the "Cash Advance Agreement. "

2.       Section 12 of the Agreement is amended to read in full as follows:

                 "Term of Agreement. This Agreement is effective February 17,1994, and shall continue in full force and effect until December 31, 1996, unless otherwise extended by mutual agreement of the parties hereto."

         Except as expressly amended hereby, no other changes, additions or deletions are intended to be made, and the Agreement remains in full force and effect on the date hereof.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first written above.


                                         LOCKHEED MARTIN CORPORATION



                                         /s/ Walter Skowronski
                                         ----------------------------
                                         Walter Skowronski





                                         MARTIN MARIETTA MATERIALS, INC.



                                         /s/ Janice K. Henry
                                         -----------------------------
                                         Janice K. Henry
                                         Vice President, Chief Financial Officer
                                               and Treasurer




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